Exhibit 99.1

Third Quarter 2014
Earnings Release
and Supplemental Information

ACC7 Ribbon Cutting Ceremony - Ashburn, VA

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contacts: Jeffrey H. Foster Chief Financial Officer jfoster@dft.com (202) 478-2333	Christopher A. Warnke Manager, Investor Relations investorrelations@dft.com (202) 478-2330

Third Quarter 2014 Results

Table of Contents
Earnings Release	1-5
Consolidated Statements of Operations	6
Reconciliations of Net Income to FFO, Normalized FFO and AFFO	7
Consolidated Balance Sheets	8
Consolidated Statements of Cash Flows	9
Operating Properties	10
Lease Expirations	11
Same Store Analysis	12-13
Development Projects	14
Debt Summary and Debt Maturity	15
Selected Unsecured Debt Metrics and Capital Structure	16
Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	17
2014 Guidance	18

Note: This press release supplement contains certain non-GAAP financial measures that we believe are helpful in understanding our business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted Funds From Operations, Net Operating Income, Cash Net Operating Income, Funds From Operations per share, Normalized Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net income, operating income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS THIRD QUARTER 2014 RESULTS
Revenues increase 10%; Adjusted FFO per share increases 23%
Midpoint of Normalized FFO guidance range increased $0.01 per share

WASHINGTON, DC, - October 30, 2014 - DuPont Fabros Technology, Inc. (NYSE: DFT) is reporting results for the quarter ended September 30, 2014. All per share results are reported on a fully diluted basis.
Highlights

•
As of October 29, 2014, our operating portfolio was 94% leased and commenced as measured by computer room square feet ("CRSF") and 93% leased and commenced as measured by critical load (in megawatts, or "MW"). Excluding our recently opened ACC7 data center, DFT's operating portfolio was 97% leased and commenced as measured by CRSF and 96% leased and commenced as measured by critical load.

•	Quarterly Highlights:

•	Normalized Funds from Operations (“Normalized FFO”) of $0.60 per share representing an 18% increase over the prior year quarter.

•	Adjusted Funds from Operations ("AFFO") per share of $0.64 representing a 23% increase over the prior year quarter.

•	Placed ACC7 Phase I into service which is now 29% leased as measured by critical load and 25% leased as measured by CRSF. This phase totals 11.89 MW and 67,000 CRSF.

•	Lowered interest rate on $250 million Unsecured Term Loan.

•	Executed two leases totaling 2.76 MW and 13,831 CRSF. One of these leases, totaling 1.28 MW and 5,370 CRSF, was disclosed in our Q2 earnings release.

•	Commenced two leases totaling 3.49 MW and 16,638 CRSF.

•	Subsequent to the Third Quarter 2014:

•	Executed two leases totaling 2.28 MW and 10,587 CRSF and one pre-lease totaling 4.55 MW and 20,678 CRSF. SC1 Phase IIA is now 100% leased and commenced.

•
Entered into a tri-party agreement related to Yahoo's sublease of its ACC4 space totaling 13.65 MW and 64,200 CRSF. This arrangement also provided for an extension of the lease termination date on 9.10 MW and 42,800 CRSF by an average of 1.4 years, so that the entire lease now terminates in 2019.

Hossein Fateh, President and Chief Executive Officer, said, “DFT’s industry-leading data centers have strong appeal for customers, as evidenced by current leasing, pre-leasing and renewal activity. We have reached an important milestone for our new developments in Santa Clara: 100% leased in SC1 Phase IIA, and 50% pre-leased in Phase IIB. In Virginia, our Ashburn campus environment remains a model of organic growth, as a long-term DFT customer expanded into all of Yahoo!’s available sublease space in ACC4, extending their existing lease terms in the process. With a track record of renewal and expansion, this customer is now in three of our Ashburn data centers. We are honored to help them grow with us in our Ashburn campus.”

Third Quarter 2014 Results
For the quarter ended September 30, 2014, earnings were $0.29 per share compared to a loss of $0.16 per share for the third quarter of 2013. The $0.16 per share loss included a $0.38 per share loss on early extinguishment of debt. Excluding this $0.38 per share loss and the $0.01 per share loss on early extinguishment of debt for the third quarter of 2014, earnings per share for the third quarter 2014 increased $0.08 per share, or 36%. Revenues increased 10%, or $9.3 million, to $105.6 million for the third quarter of 2014 over the third quarter of 2013. The increase in revenues was primarily due to new leases commencing.
Normalized FFO for the quarter ended September 30, 2014 was $0.60 per share compared to $0.51 per share for the third quarter of 2013. The increase of $0.09 per share, or 18%, from the prior year quarter was primarily due to the following:

•	Higher operating income excluding depreciation of $0.05 per share, and

•	Lower interest expense of $0.04 per share due to lower interest rates and higher capitalized interest.
First Nine Months 2014 Results
For the nine months ended September 30, 2014, earnings were $0.91 per share compared to earnings of $0.15 per share for the first nine months of 2013. Earnings for the first nine months of 2013 included losses on the early extinguishment of debt of $0.39 per share from refinancing activity in the first and third quarters of 2013. Excluding these losses and the $0.02 per share losses on early extinguishment of debt for the first nine months of 2014, earnings per share for the first nine months of 2014 increased $0.39, or 72%, over the year ago period. Revenues increased 12%, or $33.9 million, to $309.6 million for the first nine months of 2014 over the year ago period. The increase in revenues was primarily due to new leases commencing.
Normalized FFO for the nine months ended September 30, 2014 was $1.80 per share compared to $1.39 per share for the first nine months of 2013. The increase of $0.41 per share, or 29%, from the year ago period was primarily due to the following:

•	Higher operating income excluding depreciation of $0.25 per share, and

•	Lower interest expense of $0.16 per share due to lower interest rates and higher capitalized interest.
Succession Update
The Board of Directors is announcing two changes in its search for a candidate to lead DFT in its next phase of growth. Previously, the Board planned to hire a president, anticipating the successful candidate would work with Mr. Fateh for some period of time prior to appointment as CEO. The Board is encouraged by the background and experience of the candidates with whom it has met to date and now believes a formal transition period to be unnecessary. As such, the new search process is for a candidate who will immediately assume the dual role of president and CEO. Mr. Fateh will remain a member of our Board of Directors and utilize his industry knowledge and customer contacts to support his successor.

Portfolio Update
During the third quarter 2014, we:

•	Executed two leases with a weighted average lease term of 4.0 years totaling 2.76 MW and 13,831 CRSF.

•	One lease was at ACC7 Phase I totaling 1.49 MW and 8,461 CRSF, which commenced in the third quarter.

•	One lease was at NJ1 Phase I totaling 1.27 MW and 5,370 CRSF. This lease commenced in October 2014 and was reported in the Q2 earnings release.

•	Commenced an additional lease at ACC7 Phase I totaling 2.00 MW and 8,177 CRSF.

•	Extended the maturity of one lease at ACC5 totaling 1.14 MW and 5,400 CRSF by 2.0 years. This lease now expires on December 31, 2016. This extension was reported in the Q2 earnings release.
Subsequent to the third quarter, we:

•	Executed and commenced two leases at SC1 Phase IIA with a weighted average lease term of 4.6 years totaling 2.28 MW and 10,587 CRSF.

•	Executed a pre-lease with a lease term of 5.0 years at SC1 Phase IIB totaling 4.55 MW and 20,678 CRSF. This lease is forecasted to commence in the second quarter of 2015.

•
Entered into a tri-party agreement related to Yahoo's sublease of its ACC4 space totaling 13.65 MW and 64,200 CRSF. This arrangement also provided for an extension of the lease termination date of 9.10 MW and 42,800 CRSF by an average of 1.4 years, so that the entire lease now terminates in 2019. Compared to the current rates on Yahoo's leases, cash base rent will be an average of 30% lower upon the expiration of the original lease terms. These lower rates do not take effect until 2017 and 2018 and represent super wholesale rates.

Year to date, we:

•	Signed nine leases with a weighted average lease term of 5.6 years totaling 17.17 MW and 97,843 CRSF that are expected to generate approximately $18.2 million of annualized GAAP base rent revenue.

•	Commenced 10 leases totaling 17.61 MW and 101,876 CRSF.

•
Extended the maturity of three leases totaling 3.01 MW and 23,072 CRSF by a weighted average of 1.8 years with a weighted average decrease to cash base rent of 0.7% and a weighted average increase to GAAP base rent of 5.8%.

•	Entered into a tri-party agreement related to Yahoo's sublease of ACC4, as described above.
Development Update
We placed ACC7 Phase I (11.89 MW) into service in July 2014. We continue to develop SC1 Phase IIB (9.10 MW) and CH2 Phase I (7.10 MW). We anticipate that SC1 Phase IIB, which is 50% pre-leased on a critical load basis and 49% pre-leased on a CRSF basis, will be placed into service early second quarter of 2015 and that CH2 Phase I will be placed into service in the third quarter of 2015.

Balance Sheet and Liquidity
In July 2014, we executed an amendment to our $250 million Unsecured Term Loan that reduced the interest rate from LIBOR + 1.75% to LIBOR + 1.50% and extended the maturity date from February 2019 to July 2019.

We have a common stock repurchase program that allows for purchases up to $122.2 million that expires on December 31, 2014. During the first nine months of 2014, we did not repurchase any shares, and $122.2 million is still available for purchase.
As of September 30, 2014, we had $560 million of available capacity under our revolving credit facility. Since quarter end, we have drawn $50 million on the facility, leaving $510 million available.
Dividend
Our third quarter 2014 dividend of $0.35 per share was paid on October 15, 2014. The anticipated 2014 annualized dividend of $1.40 per share represents an estimated Normalized FFO payout ratio of 58% at the midpoint of our current 2014 guidance.
Fourth Quarter and Full Year 2014 Guidance
Our Normalized FFO guidance range is $0.61 to $0.63 per share for the fourth quarter of 2014.
Our 2014 Normalized FFO guidance range is $2.41 to $2.43 per share as compared to prior guidance of $2.38 to $2.44 per share. The lower end of this range assumes no additional leases will be executed through the end of this calendar year. The assumptions underlying this guidance can be found on the last page of this earnings release.
The $0.01 per share increase in the midpoint of guidance is primarily due to higher operating income excluding depreciation from leases executed since our last earnings call.
Third Quarter 2014 Conference Call and Webcast Information
We will host a conference call to discuss these results today, Thursday, October 30, 2014 at 1:30 p.m. ET. To access the live call, please visit the Investor Relations section of our website at www.dft.com or dial 1-877-300-9306 (domestic) or 1-412-902-6613 (international). A replay will be available for seven days by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) using passcode 10052644. The webcast will be archived on our website for one year at www.dft.com on the Presentations & Webcasts page.
About DuPont Fabros Technology, Inc.
DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. The Company's facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. The Company's customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services.  The Company's 11 data centers are located in four major U.S. markets, which total 2.75 million gross square feet and 240 megawatts of available critical load to power the servers and computing equipment of its customers. DuPont Fabros Technology, Inc., a real estate investment trust (REIT), is headquartered in Washington, DC.  For more information, please visit www.dft.com.

Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. We face many risks that could cause our actual performance to differ materially from the results contemplated by our forward-looking statements, including, without limitation, the risk that the assumptions underlying our full year and fourth quarter 2014 guidance are not realized, the risks related to the leasing of available space to third-party customers, including delays in executing new leases and failure to negotiate leases on terms that will enable us to achieve our expected returns, risks related to the collection of accounts and notes receivable, the risk that we may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that we will not declare and pay dividends as anticipated for 2014 and the risk that we may not be able to maintain our qualification as a REIT for federal tax purposes. The periodic reports that we file with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2013 and the quarterly reports for the periods ended June 30, 2014 and March 31, 2014, contain detailed descriptions of these and many other risks to which we are subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, our actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by our forward-looking statements. The information set forth in this news release represents our expectations and intentions only as of the date of this press release. We assume no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Revenues:
Base rent	$72,268	$67,221	$211,927	$196,791
Recoveries from tenants	31,211	27,747	92,864	75,756
Other revenues	2,099	1,374	4,824	3,118
Total revenues	105,578	96,342	309,615	275,665
Expenses:
Property operating costs	29,127	27,119	87,004	75,398
Real estate taxes and insurance	4,108	3,630	10,986	10,944
Depreciation and amortization	24,799	23,538	71,671	69,773
General and administrative	4,561	3,664	12,669	12,546
Other expenses	1,517	874	3,989	2,231
Total expenses	64,112	58,825	186,319	170,892
Operating income	41,466	37,517	123,296	104,773
Interest income	6	32	113	85
Interest:
Expense incurred	(9,032)	(12,048)	(24,563)	(37,490)
Amortization of deferred financing costs	(805)	(849)	(2,271)	(2,542)
Loss on early extinguishment of debt	(1,363)	(30,610)	(1,701)	(32,310)
Net income (loss)	30,272	(5,958)	94,874	32,516
Net (income) loss attributable to redeemable noncontrolling interests – operating partnership	(4,501)	2,541	(14,315)	(2,397)
Net income (loss) attributable to controlling interests	25,771	(3,417)	80,559	30,119
Preferred stock dividends	(6,811)	(6,811)	(20,433)	(20,433)
Net income (loss) attributable to common shares	$18,960	$(10,228)	$60,126	$9,686
Earnings (loss) per share – basic:
Net income (loss) attributable to common shares	$0.29	$(0.16)	$0.91	$0.15
Weighted average common shares outstanding	65,507,879	64,432,010	65,448,034	64,631,772
Earnings (loss) per share – diluted:
Net income (loss) attributable to common shares	$0.29	$(0.16)	$0.91	$0.15
Weighted average common shares outstanding	66,298,221	64,432,010	66,025,002	65,485,430
Dividends declared per common share	$0.35	$0.25	$1.05	$0.70

DUPONT FABROS TECHNOLOGY, INC.
RECONCILIATIONS OF NET INCOME TO FFO, NORMALIZED FFO AND AFFO (1)
(unaudited and in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income (loss)	$30,272	$(5,958)	$94,874	$32,516
Depreciation and amortization	24,799	23,538	71,671	69,773
Less: Non real estate depreciation and amortization	(195)	(218)	(552)	(689)
FFO	54,876	17,362	165,993	101,600
Preferred stock dividends	(6,811)	(6,811)	(20,433)	(20,433)
FFO attributable to common shares and OP units	48,065	10,551	145,560	81,167
Loss on early extinguishment of debt	1,363	30,610	1,701	32,310
Normalized FFO	$49,428	$41,161	$147,261	$113,477
Straight-line revenues, net of reserve	2,280	1,331	4,296	(5,323)
Amortization of lease contracts above and below market value	(598)	(598)	(1,795)	(1,793)
Compensation paid with Company common shares	1,545	1,561	4,645	5,076
Non real estate depreciation and amortization	195	218	552	689
Amortization of deferred financing costs	805	849	2,271	2,542
Improvements to real estate	(1,063)	(678)	(2,083)	(5,035)
Capitalized leasing commissions	(322)	(1,914)	(1,899)	(2,082)
AFFO	$52,270	$41,930	$153,248	$107,551
FFO attributable to common shares and OP units per share - diluted	$0.59	$0.13	$1.78	$1.00
Normalized FFO per share - diluted	$0.60	$0.51	$1.80	$1.39
AFFO per share - diluted	$0.64	$0.52	$1.88	$1.32
Weighted average common shares and OP units outstanding - diluted	81,862,208	81,235,730	81,608,159	81,480,540

(1) Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We also present FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.
We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.
We present FFO with adjustments to arrive at Normalized FFO. Normalized FFO is FFO attributable to common shares and units excluding gain or loss on early extinguishment of debt and gain or loss on derivative instruments. We also present FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is Normalized FFO excluding straight-line revenue, compensation paid with Company common shares, below market lease amortization net of above market lease amortization, non real estate depreciation and amortization, amortization of deferred financing costs, improvements to real estate and capitalized leasing commissions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. We use AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Income producing property:
Land	$83,793	$75,956
Buildings and improvements	2,617,736	2,420,986
	2,701,529	2,496,942
Less: accumulated depreciation	(481,149)	(413,394)
Net income producing property	2,220,380	2,083,548
Construction in progress and land held for development	288,914	302,068
Net real estate	2,509,294	2,385,616
Cash and cash equivalents	8,718	38,733
Rents and other receivables, net	10,051	12,674
Deferred rent, net	145,742	150,038
Lease contracts above market value, net	8,329	9,154
Deferred costs, net	38,119	39,866
Prepaid expenses and other assets	49,879	44,507
Total assets	$2,770,132	$2,680,588
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$—	$—
Mortgage notes payable	115,000	115,000
Unsecured term loan	250,000	154,000
Unsecured notes payable	600,000	600,000
Accounts payable and accrued liabilities	26,612	23,566
Construction costs payable	35,860	45,444
Accrued interest payable	1,935	9,983
Dividend and distribution payable	34,243	25,971
Lease contracts below market value, net	7,910	10,530
Prepaid rents and other liabilities	62,486	56,576
Total liabilities	1,134,046	1,041,070
Redeemable noncontrolling interests – operating partnership	420,478	387,244
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at September 30, 2014 and December 31, 2013	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 6,650,000 issued and outstanding at September 30, 2014 and December 31, 2013	166,250	166,250
Common stock, $.001 par value, 250,000,000 shares authorized, 65,852,165 shares issued and outstanding at September 30, 2014 and 65,205,274 shares issued and outstanding at December 31, 2013	66	65
Additional paid in capital	864,292	900,959
Retained earnings	—	—
Total stockholders’ equity	1,215,608	1,252,274
Total liabilities and stockholders’ equity	$2,770,132	$2,680,588

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine months ended September 30,
	2014	2013
Cash flow from operating activities
Net income	$94,874	$32,516
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	71,671	69,773
Loss on early extinguishment of debt	1,701	32,310
Straight line revenues, net of reserve	4,296	(5,323)
Amortization of deferred financing costs	2,271	2,542
Amortization of lease contracts above and below market value	(1,795)	(1,793)
Compensation paid with Company common shares	4,645	5,076
Changes in operating assets and liabilities
Rents and other receivables	2,623	(2,376)
Deferred costs	(1,904)	(2,132)
Prepaid expenses and other assets	(7,088)	(10,951)
Accounts payable and accrued liabilities	2,814	4,593
Accrued interest payable	(8,048)	2,050
Prepaid rents and other liabilities	5,752	14,365
Net cash provided by operating activities	171,812	140,650
Cash flow from investing activities
Investments in real estate – development	(188,443)	(50,164)
Land acquisition costs	—	(14,186)
Interest capitalized for real estate under development	(7,889)	(1,522)
Improvements to real estate	(2,083)	(5,035)
Additions to non-real estate property	(292)	(24)
Net cash used in investing activities	(198,707)	(70,931)
Cash flow from financing activities
Line of credit:
Proceeds	—	102,000
Repayments	—	(120,000)
Mortgage notes payable:
Proceeds	—	115,000
Lump sum payoffs	—	(138,300)
Repayments	—	(1,300)
Unsecured term loan:
Proceeds	96,000	120,000
Unsecured notes payable:
Proceeds	—	600,000
Repayments	—	(418,111)
Payments of financing costs	(3,794)	(18,073)
Payments for early extinguishment of debt	—	(25,462)
Exercises of stock options, net	2,303	61
Common stock repurchases	—	(37,792)
Dividends and distributions:
Common shares	(62,374)	(41,772)
Preferred shares	(20,433)	(20,434)
Redeemable noncontrolling interests – operating partnership	(14,822)	(10,918)
Net cash (used in) provided by financing activities	(3,120)	104,899
Net (decrease) increase in cash and cash equivalents	(30,015)	174,618
Cash and cash equivalents, beginning	38,733	23,578
Cash and cash equivalents, ending	$8,718	$198,196
Supplemental information:
Cash paid for interest	$40,500	$36,961
Deferred financing costs capitalized for real estate under development	$459	$95
Construction costs payable capitalized for real estate under development	$35,860	$22,243
Redemption of operating partnership units	$3,000	$70,200
Adjustments to redeemable noncontrolling interests - operating partnership	$38,266	$34,326

DUPONT FABROS TECHNOLOGY, INC.
Operating Properties
As of October 1, 2014

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Computer Room Square Feet ("CRSF") (2)	CRSF % Leased (3)	CRSF % Commenced (4)	Critical Load MW (5)	Critical Load % Leased (3)	Critical Load % Commenced (4)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	100%	100%	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	100%	100%	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	100%	100%	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	98%	98%	36.4	98%	98%
ACC6	Ashburn, VA	2011-2013	262,000	130,000	100%	100%	26.0	100%	100%
CH1	Elk Grove Village, IL	2008-2012	485,000	231,000	100%	100%	36.4	100%	100%
NJ1 Phase I (6)	Piscataway, NJ	2010	180,000	88,000	70%	64%	18.2	59%	52%
SC1 Phase I	Santa Clara, CA	2011	180,000	88,000	100%	100%	18.2	100%	100%
VA3	Reston, VA	2003	256,000	147,000	94%	94%	13.0	95%	95%
VA4	Bristow, VA	2005	230,000	90,000	100%	100%	9.6	100%	100%
Subtotal – stabilized			2,534,000	1,255,000	97%	97%	218.5	96%	95%
Completed, not Stabilized
ACC7 Phase I	Ashburn, VA	2014	126,000	67,000	25%	25%	11.9	29%	29%
SC1 Phase IIA (7)	Santa Clara, CA	2014	90,000	43,000	77%	77%	9.3	76%	76%
Subtotal – non-stabilized			216,000	110,000	45%	45%	21.2	50%	50%
Total Operating Properties			2,750,000	1,365,000	93%	92%	239.7	92%	91%

(1)	Stabilized operating properties are either 85% or more leased and commenced or have been in service for 24 months or greater.

(2)
Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers' computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers.

(3)
Percentage leased is expressed as a percentage of CRSF or critical load, as applicable, that is subject to an executed lease. Leases executed as of October 1, 2014 represent $291 million of base rent on a GAAP basis and $305 million of base rent on a cash basis over the next twelve months. Both amounts include $18 million of revenue from management fees over the next twelve months.

(4)	Percentage commenced is expressed as a percentage of CRSF or critical load, as applicable, where the lease has commenced under generally accepted accounting principles.

(5)
Critical load (also referred to as IT load or load used by customers' servers or related equipment) is the power available for exclusive use by customers expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).

(6)	As of October 29, 2014, NJ1 Phase I was 70% leased and commenced based on CRSF and 59% leased and commenced on a critical load basis.

(7)	As of October 29, 2014, SC1 Phase IIA was 100% leased and commenced.

DUPONT FABROS TECHNOLOGY, INC.
Lease Expirations
As of October 1, 2014

The following table sets forth a summary schedule of lease expirations at our operating properties for each of the ten calendar years beginning with 2014. The information set forth in the table below assumes that customers exercise no renewal options and takes into account customers’ early termination options in determining the life of their leases under GAAP.

Year of Lease Expiration	Number of Leases Expiring (1)	CRSF of Expiring Commenced Leases (in thousands) (2)	% of Leased CRSF	Total kW of Expiring Commenced Leases (2)	% of Leased kW	% of Annualized Base Rent (3)
2014	—	—	—%	—	—%	—%
2015	4	70	5.6%	13,812	6.3%	6.4%
2016	5	37	2.9%	5,823	2.7%	3.0%
2017	15	111	8.8%	19,592	8.9%	8.9%
2018	20	203	16.1%	38,566	17.6%	17.4%
2019	16	247	19.6%	42,287	19.3%	17.6%
2020	10	106	8.4%	16,496	7.5%	8.1%
2021	9	159	12.6%	27,682	12.6%	12.9%
2022	6	75	6.0%	12,812	5.9%	6.7%
2023	4	48	3.8%	6,475	3.0%	3.4%
After 2023	13	204	16.2%	35,425	16.2%	15.6%
Total	102	1,260	100%	218,970	100%	100%

(1)	Represents 35 customers with 102 lease expiration dates. Top four customers represent 61% of annualized base rent.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. One MW is equal to 1,000 kW.

(3)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) multiplied by 12 for commenced leases as of October 1, 2014.

DUPONT FABROS TECHNOLOGY, INC.
Same Store Analysis
($ in thousands)

Same Store Properties	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Sep-13	% Change	30-Jun-14	% Change	30-Sep-14	30-Sep-13	% Change
Revenue:
Base rent	$72,029	$67,221	7.2%	$70,455	2.2%	$211,688	$196,791	7.6%
Recoveries from tenants	31,211	27,747	12.5%	29,964	4.2%	92,864	75,756	22.6%
Other revenues	461	429	7.5%	459	0.4%	1,376	1,332	3.3%
Total revenues	103,701	95,397	8.7%	100,878	2.8%	305,928	273,879	11.7%

Expenses:
Property operating costs	28,613	27,119	5.5%	27,782	3.0%	86,489	75,398	14.7%
Real estate taxes and insurance	3,990	3,578	11.5%	3,411	17.0%	10,861	10,867	(0.1)%
Other expenses	18	20	(10.0)%	51	(64.7)%	95	373	(74.5)%
Total expenses	32,621	30,717	6.2%	31,244	4.4%	97,445	86,638	12.5%

Net operating income (1)	71,080	64,680	9.9%	69,634	2.1%	208,483	187,241	11.3%

Straight line revenues, net of reserve	2,517	1,331	89.1%	1,305	92.9%	4,533	(5,323)	N/M
Amortization of lease contracts above and below market value	(598)	(598)	—%	(598)	—%	(1,795)	(1,793)	0.1%

Cash net operating income (1)	$72,999	$65,413	11.6%	$70,341	3.8%	$211,221	$180,125	17.3%

Note: Same Store Properties represent those properties placed into service on or before January 1, 2013 and excludes ACC7.

Same Store, Same Capital Properties	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Sep-13	% Change	30-Jun-14	% Change	30-Sep-14	30-Sep-13	% Change
Revenue:
Base rent	$64,906	$62,619	3.7%	$64,528	0.6%	$193,344	$184,152	5.0%
Recoveries from tenants	26,838	25,058	7.1%	25,669	4.6%	80,344	68,818	16.7%
Other revenues	435	403	7.9%	427	1.9%	1,289	1,264	2.0%
Total revenues	92,179	88,080	4.7%	90,624	1.7%	274,977	254,234	8.2%

Expenses:
Property operating costs	24,500	24,315	0.8%	23,923	2.4%	75,162	67,775	10.9%
Real estate taxes and insurance	3,198	2,870	11.4%	2,727	17.3%	8,707	8,364	4.1%
Other expenses	17	17	—%	35	(51.4)%	77	348	(77.9)%
Total expenses	27,715	27,202	1.9%	26,685	3.9%	83,946	76,487	9.8%

Net operating income (1)	64,464	60,878	5.9%	63,939	0.8%	191,031	177,747	7.5%

Straight line revenues, net of reserve	2,871	2,171	32.2%	1,505	90.8%	5,205	(1,330)	N/M
Amortization of lease contracts above and below market value	(598)	(598)	—%	(598)	—%	(1,795)	(1,793)	0.1%

Cash net operating income (1)	$66,737	$62,451	6.9%	$64,846	2.9%	$194,441	$174,624	11.3%

Note: Same Store, Same Capital properties represent those properties placed into service on or before January 1, 2013 and have less than 10% of additional critical load developed after January 1, 2013. Excludes SC1 and ACC7.

(1) See next page for information regarding Net Operating Income and Cash Net Operating Income.

DUPONT FABROS TECHNOLOGY, INC.
Same Store Analysis - Reconciliations of Operating Income
to Net Operating Income and Cash Net Operating Income (1)
($ in thousands)

Reconciliation of Same Store Operating Income to Same Store Net Operating Income and Cash Net Operating Income

	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Sep-13	% Change	30-Jun-14	% Change	30-Sep-14	30-Sep-13	% Change
Operating income	$46,861	$41,347	13.3%	$46,234	1.4%	$137,424	$117,954	16.5%

Depreciation and amortization	24,219	23,333	3.8%	23,400	3.5%	71,059	69,287	2.6%

Net operating income	71,080	64,680	9.9%	69,634	2.1%	208,483	187,241	11.3%

Straight line revenues, net of reserve	2,517	1,331	89.1%	1,305	92.9%	4,533	(5,323)	N/M
Amortization of lease contracts above and below market value	(598)	(598)	—%	(598)	—%	(1,795)	(1,793)	0.1%

Cash net operating income	$72,999	$65,413	11.6%	$70,341	3.8%	$211,221	$180,125	17.3%

Reconciliation of Same Store, Same Capital Operating Income to Same Store, Same Capital Net Operating Income and Cash Net Operating Income

	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Sep-13	% Change	30-Jun-14	% Change	30-Sep-14	30-Sep-13	% Change
Operating income	$43,030	$39,419	9.2%	$42,717	0.7%	$126,817	$114,050	11.2%

Depreciation and amortization	21,434	21,459	(0.1)%	21,222	1.0%	64,214	63,697	0.8%

Net operating income	64,464	60,878	5.9%	63,939	0.8%	191,031	177,747	7.5%

Straight line revenues, net of reserve	2,871	2,171	32.2%	1,505	90.8%	5,205	(1,330)	N/M
Amortization of lease contracts above and below market value	(598)	(598)	—%	(598)	—%	(1,795)	(1,793)	0.1%

Cash net operating income	$66,737	$62,451	6.9%	$64,846	2.9%	$194,441	$174,624	11.3%

(1) Net Operating Income ("NOI") represents total revenues less property operating costs, real estate taxes and insurance, and other expenses (each as reflected in the consolidated statements of operations) for the properties included in the analysis. Cash Net Operating Income ("Cash NOI") is NOI less straight line revenues, net and amortization of lease contracts above and below market value for the properties included in the analysis.
We use NOI and Cash NOI as supplemental performance measures because, in excluding depreciation and amortization and gains and losses from property dispositions, each provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. However, because NOI and Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of NOI and Cash NOI as a measure of our performance is limited.
Other REITs may not calculate NOI and Cash NOI in the same manner we do and, accordingly, our NOI and Cash NOI may not be comparable to the NOI and Cash NOI of other REITs. NOI and Cash NOI should not be considered as an alternative to operating income (as computed in accordance with GAAP).

DUPONT FABROS TECHNOLOGY, INC.
Development Projects
As of September 30, 2014
($ in thousands)

Property	Property Location	Gross Building Area (1)	CRSF (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	CRSF % Pre- leased	Critical Load % Pre- leased

Current Development Projects
SC1 Phase IIB (6)	Santa Clara, CA	90,000	42,000	9.1	$107,000 - $113,000	$93,110	—%	—%
CH2 Phase I	Elk Grove Village, IL	93,000	46,000	7.1	70,000 - 80,000	19,176	—%	—%
		183,000	88,000	16.2	177,000 - 193,000	112,286

Future Development Projects/Phases
ACC7 Phases II to IV	Ashburn, VA	320,000	161,000	29.7	94,000	92,381
CH2 Phases II to III	Elk Grove Village, IL	243,000	120,000	18.5	120,000 - 130,000	35,466
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	39,212	39,212
		743,000	369,000	66.4	$253,212 - $263,212	167,059
Land Held for Development
ACC8	Ashburn, VA	100,000	50,000	10.4		4,129
SC2	Santa Clara, CA	200,000	125,000	26.0		5,440
		300,000	175,000	36.4		9,569
Total		1,226,000	632,000	119.0		$288,914

(1)
Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers’ computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(3)
Critical load (also referred to as IT load or load used by customers’ servers or related equipment) is the power available for exclusive use by customers expressed in terms of MW or kW (1 MW is equal to 1,000 kW). The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(4)
Current development projects include land, capitalization for construction and development and capitalized interest and operating carrying costs, as applicable, upon completion. Future development projects/phases include land, shell and underground work through Phase I opening only.

(5)	Amount capitalized as of September 30, 2014. Future development projects/phases include land, shell and underground work through Phase I opening only.

(6)	As of October 29, 2014, SC1 Phase IIB was 49% pre-leased based on CRSF and 50% pre-leased on a critical load basis.

DUPONT FABROS TECHNOLOGY, INC.
Debt Summary as of September 30, 2014
($ in thousands)

	September 30, 2014
	Amounts	% of Total	Rates	Maturities (years)
Secured	$115,000	12%	1.7%	3.5
Unsecured	850,000	88%	4.6%	6.3
Total	$965,000	100%	4.3%	6.0

Fixed Rate Debt:
Unsecured Notes due 2021	$600,000	62%	5.9%	7.0
Fixed Rate Debt	600,000	62%	5.9%	7.0
Floating Rate Debt:
Unsecured Credit Facility	—	—	—	3.6
Unsecured Term Loan	250,000	26%	1.7%	4.8
ACC3 Term Loan	115,000	12%	1.7%	3.5
Floating Rate Debt	365,000	38%	1.7%	4.4
Total	$965,000	100%	4.3%	6.0

Note:	We capitalized interest and deferred financing cost amortization of $1.8 million and $8.3 million during the three and nine months ended September 30, 2014, respectively.

Debt Maturity as of September 30, 2014
($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates
2014	$—		$—		$—	—	—
2015	—		—		—	—	—
2016	—		3,750	(2)	3,750	0.4%	1.7%
2017	—		8,750	(2)	8,750	0.9%	1.7%
2018	—		102,500	(2)	102,500	10.6%	1.7%
2019	—		250,000	(3)	250,000	25.9%	1.7%
2020	—		—		—	—	—
2021	600,000	(1)	—		600,000	62.2%	5.9%
Total	$600,000		$365,000		$965,000	100%	4.3%

(1)	The 5.875% Unsecured Notes due 2021 mature on September 15, 2021.

(2)
The ACC3 Term Loan matures on March 27, 2018 with no extension option. Quarterly principal payments of $1.25 million begin on April 1, 2016, increase to $2.5 million on April 1, 2017 and continue through maturity.

(3)	The Unsecured Term Loan matures on July 21, 2019 with no extension option.

DUPONT FABROS TECHNOLOGY, INC.
Selected Unsecured Debt Metrics(1)

	9/30/14	12/31/13
Interest Coverage Ratio (not less than 2.0)	6.2	5.8

Total Debt to Gross Asset Value (not to exceed 60%)	29.8%	28.2%

Secured Debt to Total Assets (not to exceed 40%)	3.5%	3.7%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	335.0%	364.8%

(1)	These selected metrics relate to DuPont Fabros Technology, LP's outstanding unsecured notes. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of September 30, 2014
(in thousands except per share data)

Line of Credit				$—
Mortgage Notes Payable				115,000
Unsecured Term Loan				250,000
Unsecured Notes				600,000
Total Debt				965,000	27.4%
Common Shares	81%	65,852
Operating Partnership (“OP”) Units	19%	15,550
Total Shares and Units	100%	81,402
Common Share Price at September 30, 2014		$27.04
Common Share and OP Unit Capitalization			$2,201,110
Preferred Stock ($25 per share liquidation preference)			351,250
Total Equity				2,552,360	72.6%
Total Market Capitalization				$3,517,360	100.0%

DUPONT FABROS TECHNOLOGY, INC.
Common Share and OP Unit
Weighted Average Amounts Outstanding

	Q3 2014	Q3 2013	YTD Q3 2014	YTD Q3 2013
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares - basic	65,507,879	64,432,010	65,448,034	64,631,772
Shares issued from assumed conversion of:
- Restricted Shares	105,309	—	104,150	74,893
- Stock Options	479,034	—	404,152	743,022
- Performance Units	205,999	—	68,666	35,743
Total Common Shares - diluted	66,298,221	64,432,010	66,025,002	65,485,430

Weighted Average Amounts Outstanding for FFO, Normalized FFO and AFFO Purposes:

Common Shares - basic	65,507,879	64,432,010	65,448,034	64,631,772
OP Units - basic	15,563,987	15,889,830	15,583,157	15,995,110
Total Common Shares and OP Units	81,071,866	80,321,840	81,031,191	80,626,882
Shares and OP Units issued from assumed conversion of:
- Restricted Shares	105,309	73,006	104,150	74,893
- Stock Options	479,034	733,654	404,152	743,022
- Performance Units	205,999	107,230	68,666	35,743
Total Common Shares and Units - diluted	81,862,208	81,235,730	81,608,159	81,480,540

Period Ending Amounts Outstanding:
Common Shares	65,852,165
OP Units	15,550,237
Total Common Shares and Units	81,402,402

DUPONT FABROS TECHNOLOGY, INC.
2014 Guidance
The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q4 2014 per share	Expected 2014 per share
Net income per common share and unit - diluted	$0.30 to $0.32	$1.20 to $1.22
Depreciation and amortization, net	0.31	1.19

FFO per share - diluted (1)	$0.61 to $0.63	$2.39 to $2.41
Loss on early extinguishment of debt	—	0.02
Normalized FFO per share - diluted (1)	$0.61 to $0.63	$2.41 to $2.43

2014 Debt Assumptions

Weighted average debt outstanding	$972.0 million
Weighted average interest rate (one month LIBOR average 0.16%)	4.45%

Total interest costs	$43.3 million
Amortization of deferred financing costs	3.6 million
Interest expense capitalized	(9.6) million
Deferred financing costs amortization capitalized	(0.6) million
Total interest expense after capitalization	$36.7 million

2014 Other Guidance Assumptions

Total revenues	$414 to $416 million
Base rent (included in total revenues)	$285 to $287 million
Straight-line revenues (included in base rent) (2)	$(6) to $(7) million
General and administrative expense	$17 million
Investments in real estate - development (3)	$265 to $280 million
Improvements to real estate excluding development	$3 million
Preferred stock dividends	$27 million
Annualized common stock dividend	$1.40 per share
Weighted average common shares and OP units - diluted	81 million
Common share repurchase	No amounts budgeted
Acquisitions of income producing properties	No amounts budgeted

(1)	For information regarding FFO and Normalized FFO, see “Reconciliations of Net Income to FFO, Normalized FFO and AFFO” in this earnings release.

(2)	Straight-line revenues are projected to reduce total revenues in 2014 as cash rents are projected to be higher than GAAP rents.

(3)	Represents cash spend expected in 2014 for the ACC7 Phase I, SC1 Phase IIA, SC1 Phase IIB and CH2 Phase I developments.